EXHIBIT 99.1

News Release

Contacts:	Lonny Robinson	Angie Yang
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
	lonnyr@centerbank.com	310.279.5967
ayang@pondel.com

CENTER FINANCIAL REPORTS FINANCIAL RESULTS FOR 2008 THIRD QUARTER

— Results Impacted by Previously Disclosed Litigation Settlement Expense

and OTTI Impairment Expense, Totaling $15 Million —

— Strategic Management of Balance Sheet and Cost Control Efforts Contribute to another Quarter of Enhanced Core Operating Performance, Excluding Two Expenses —

LOS ANGELES – October 23, 2008 – Center Financial Corporation (NASDAQ: CLFC), the holding company of Center Bank, today reported financial results for its three- and nine-month periods ended September 30, 2008, delivering another quarter of sequential improvements in its core operating performance, excluding two, previously announced two expenses totaling $15.0 million.

2008 Third Quarter Summary:

•	A $7.7 million settlement expense, $4.5 million net of tax, or $0.27 per share, which removed all potential liabilities under the consolidated Korea Export Insurance Corporation (KEIC) litigation

•

An Other Than Temporary Impairment (OTTI) expense of $7.3 million, equal to $4.2 million net of tax, or $0.26 per share, recognizing the recent decline in the fair market valuation of its bank collateralized pooled trust preferred CDO

•	Net interest income before provision for loan losses increased to $19.8 million from $19.0 million for Q2 2008

•	Net interest margin expanded by 21 basis points to 4.02% from 3.81% for Q2 2008

•	Core noninterest expense, excluding KEIC and OTTI expenses, declined 2% from Q2 2008

•	OTTI and KEIC expenses offset earnings by $8.7 million, net of tax, or $0.53 per share

•	Net loss of $3.2 million, or $0.19 per share, versus net income of $5.3 million, or $0.32 per diluted share for Q2 2008

•	Loss on average assets of 0.61% and non-GAAP return on average assets of 1.06%, versus 1.00% for Q2 2008

•	Loss on average equity of 7.59% and non-GAAP return on average equity of 13.28%, compared with 12.97% for Q2 2008

•	Nonperforming assets as a percent of total loans and OREO stable at 0.48%

•	Allowance for loan losses to gross loans increased to 1.22% from 1.18% at June 30, 2008

•	Net loans strategically reduced to $1.73 billion from $1.79 billion at June 30, 2008

•	Non-interest bearing deposits total $367.2 million, equal to 23% of total deposits as of September 30, 2008

•	Total deposits of $1.62 billion down by 2% linked quarter, reflecting strategic runoff of jumbo time deposits

•	Total risk-based capital ratio increased organically to 11.03%, versus 10.63% as of June 30, 2008

•	Quarterly cash dividend of $0.05 per share

“The third quarter of 2008 was a momentous period for Center Financial with the signing of settlement agreements that completely resolved all potential liabilities for the company under the consolidated KEIC action,” said Jae Whan (J.W.) Yoo, president and chief executive officer. “Notwithstanding management’s time and expenses associated with the KEIC settlement and the OTTI expense, as well as the challenges of operating in an extraordinarily difficult business environment that has been severely crippled by the unprecedented events in the financial markets, the company’s third quarter financial results demonstrate another quarter of sequential improvements in core operational performance, excluding the KEIC and OTTI expenses.

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Center Financial Corporation

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“As in the preceding second quarter, the company’s net interest margin expanded, but to a greater degree having increased 21 basis points sequentially. If not for the KEIC and OTTI expenses, noninterest expenses would have declined, and we would have reported improvements in our efficiency ratio, return on average assets and return on average equity, all on a linked quarter basis. Center Financial also continued to manage well through the credit down cycle and maintained a consistently healthy asset quality level that is superior to industry averages, as well as in our core ethnic space. Particularly in these turbulent times, we are gratified that our strategic initiatives have contributed to strong, organic expansion of our capital positioning. Given the achievements of this third quarter, we believe Center Financial is well poised to capitalize on the many potential opportunities that we believe will become available to us as the financial markets eventually recover,” Yoo said.

2008 THIRD QUARTER

For the three months ended September 30, 2008, net interest income before provision for loan losses increased to $19.8 million from $19.0 million in the preceding 2008 second quarter and $19.3 million in the year-ago third quarter. The company’s yield on interest-earning assets averaged 6.69% for the 2008 third quarter, just five basis points lower than the 2008 second quarter. Compared with the 2007 third quarter, the yield on interest-earning assets declined 132 basis points, primarily reflecting reductions in the Fed Funds rate totaling 325 basis points between September 2007 through April 2008.

Benefiting from the company’s funding strategies and deposit cost management, the net interest margin for the 2008 third quarter expanded 21 basis points to 4.02% from 3.81% in the immediately preceding second quarter, but was down 20 basis points from 4.22% in the third quarter of 2007.

Center Financial provided $2.1 million to its allowance for loan losses in the 2008 third quarter, compared with $2.0 million provision in the immediately preceding second quarter and in the year-ago third quarter.

Noninterest income totaled $3.4 million in the 2008 third, compared with $3.9 million in the preceding second quarter and $3.4 million in the 2007 third quarter. The sequential decline in noninterest income is wholly attributed to a lower gain on sale of loans of $59,000 in the 2008 third quarter, versus $630,000 in the preceding second quarter. The company did not record any gain on sale of loans in the prior-year third quarter.

Noninterest expense for the 2008 third quarter totaled $27.0 million and included two large expenses totaling $15.0 million. As previously announced, the company recognized in the 2008 third quarter a $7.3 million non-cash, Other Than Temporary Impairment (OTTI) expense in accordance with U.S. GAAP, due to a recent decline in the fair market valuation of its bank collateralized pooled trust preferred CDO. As well, Center Financial’s 2008 third quarter results include a $7.7 million expense, related to the resolution of the long-standing Korea Export Insurance Corporation (KEIC) litigation during the quarter. Excluding these two expenses, the company’s core noninterest expense for the 2008 third quarter was less than $12.0 million, down from $12.3 million in the preceding second quarter. In the year-ago third quarter, the company posted noninterest expense of $11.4 million.

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Center Financial Corporation

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As a percentage of average earning assets, noninterest expense, including the KEIC and OTTI expenses, was 5.5% for the 2008 third quarter. This compares with 2.5% for the 2008 second quarter and the year-ago third quarter. The company’s efficiency ratio more than doubled to 116.51% for the 2008 third quarter as a result of the two expenses. Excluding the impact of the KEIC and OTTI expenses, the non-GAAP efficiency ratio for the 2008 third quarter was 51.80%. This compares with an efficiency ratio of 53.49% in the immediately preceding second quarter and 50.39% in the third quarter of 2007.

The company incurred a net loss for the 2008 third quarter of $3.2 million, or $0.19 per share, including an income tax benefit of $2.8 million. The permanent tax differences relating primarily to the California Enterprise Zone Tax credit were not affected by the OTTI write-down and the KEIC settlement which resulted in the pretax loss and the effective tax benefit rate was higher than the company’s normal effective tax rate as compared with the quarter ended September 30, 2007 and June 30, 2008. While Center Financial posted another quarter of sequential improvements in core operating trends for the 2008 third quarter, the OTTI and KEIC expenses offset the company’s earnings by a total of $8.7 million, net of tax, or $0.53 per share. Excluding these expenses, non-GAAP net income for the 2008 third quarter amounted to $5.5 million, or $0.34 per diluted share. This compares with net income of $5.3 million, or $0.32 per diluted share, in the preceding second quarter and net income of $5.7 million, or $0.34 per diluted share, in the 2007 third quarter.

Reflecting the adverse impact of the OTTI and KEIC expenses, the company recorded a loss on average assets and loss on average equity for the current third quarter of 0.61% and 7.59%, respectively. Excluding the KEIC and OTTI impact, the company achieved improved return on average assets (ROAA) of 1.06% and return on average equity (ROAE) of 13.28%, compared with ROAA of 1.00% and ROAE of 12.97% for the three months ended June 30, 2008. For the 2007 third quarter, ROAA equaled 1.16% and ROAE was 14.47%.

FINANCIAL CONDITION

Gross loans at September 30, 2008 narrowed to $1.76 billion from $1.82 billion at June 30, 2008, reflecting the company’s strategic initiative to de-leverage its balance sheet in the current economic environment. During the quarter, the company executed the sale of $14.5 million of certain loans to the wholesale market, as part of an ongoing effort to manage its commercial real estate and fixed-rate loan concentrations. As of September 30, 2008, commercial real estate loans accounted for approximately 66%, real estate construction loans represented 4%, commercial and industrial loans, including commercial, trade finance and SBA loans, totaled 25% and consumer loans equaled 5% of the company’s gross loan portfolio at the close of the 2008 third quarter. Net loans as a percentage of total assets equaled 85.19% at September 30, 2008, compared with 84.37% at June 30, 2008, and 85.99% at December 31, 2007.

Center Financial posted another quarter of healthy asset quality metrics notwithstanding the extremely challenging credit environment. Nonperforming assets at September 30, 2008 declined sequentially to $8.4 million, or $5.9 million net of the SBA guarantee, from $8.7 million, or $5.9 million net of the SBA guarantee, at June 30, 2008. At December 31, 2007, nonperforming assets totaled $6.6 million, or $3.9 million net of the SBA guarantee. As a percentage of total gross loans and other real estate owned, nonperforming loans at September 30, 2008 were stable at 0.48%, compared with June 30, 2008, but higher when compared with 0.37% at December 31, 2007.

Year-to-date net charge-offs amounted to $5.3 million, versus net charge-offs of $2.2 million in the first nine months of 2007 and $3.4 million for the full 2007 year. The allowance for loan losses as of September 30, 2008 totaled $21.5 million and represented 1.22% of gross loans at the end of the period. This compares with an allowance for losses of $20.5 million, or 1.13% of gross loans, at December 31, 2007.

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Center Financial Corporation

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Total deposits at September 30, 2008 equaled $1.62 billion, down 2% from $1.66 billion at the end of the 2008 second quarter, reflecting the strategic runoff of $91.5 million in the company’s higher-cost jumbo time deposits, offset by a $52.1 million increase in lower-cost core deposits. Non-interest bearing deposits at the end of the 2008 third quarter were relatively stable at $367.2 million, compared with $378.8 million at June 30, 2008 and $363.5 million at December 31, 2007, all equaling 23% of total deposits. The company’s money market deposits increased again sequentially, up by $49.6 million and totaling $425.2 million at September 30, 2008, or 26% of the company’s total deposits. Time deposits at September 30, 2008 accounted for 48% of total deposits, down from 51% as of June 30, 2008 and 58% as of year-end 2007. Center Bank’s loan-to-deposit ratio as of September 30, 2008 equaled 107.1%, compared with 108.1% at June 30, 2008 and 113.4% at December 31, 2007.

The company’s average cost of interest-bearing deposits continued to benefit from the lagging effect of the Federal Reserve’s reductions in the Fed Funds rate since September 2007 and management’s strategic efforts to minimize deposit costs. The average cost of interest-bearing deposits for the three months ended September 30, 2008 was 3.35%, reflecting a 37 basis point reduction from 3.72% for 2008 second quarter and 156 basis points lower than 4.91% for the year-ago third quarter.

Total assets at September 30, 2008 equaled $2.04 billion, down from $2.13 billion at June 30, 2008, and $2.08 billion at year-end 2007, generally reflecting the company’s successful efforts to de-leverage its balance sheet in the current credit and interest rate environment. Average interest-earning assets for the third quarter of 2008 amounted to $1.96 billion, compared with $2.0 billion for the preceding 2008 second quarter and $1.92 billion for the 2007 fourth quarter.

Shareholders’ equity at September 30, 2008 rose 5% to $164.9 million from $157.5 million at December 31, 2007. Tangible book value at the close of the 2008 third quarter increased to $9.74 per share from $9.53 per share at year-end 2007. At September 30, 2008, Center Financial remained comfortably “well-capitalized” under all regulatory categories, with a Tier 1 risk-based capital ratio of 9.84%, a total risk-based capital ratio of 11.03%, and a Tier 1 leverage ratio of 8.71%.

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Center Financial believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and management’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items in the company’s 2008 third-quarter financial results. For this reason, the company has disclosed certain core operating results for the 2008 third quarter, including noninterest expense, net income, earnings per share, efficiency ratio, return on average assets and return on average equity, adjusted to exclude the impact of the KEIC settlement expense and OTTI impairment expense. The company has provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measures included in this news release are attached herein.

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Center Financial Corporation

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Investor Conference Call

The company will host an investor conference call at 8:30 a.m. PST (11:30 a.m. EST) on Thursday, October 23, 2008 to review the financial results for its 2008 third quarter ended September 30, 2008. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephone replay of the call will be available through 11:59 p.m. PDT, Thursday, October 30, 2008 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 36811647.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.04 billion at September 30, 2008. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 19 full-service branches, 16 are located throughout Southern California, along with one branch in Chicago and two in Seattle. Center Bank’s six loan production offices are strategically located in Seattle, Denver, Washington D.C., Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the next phase of growth for Center Financial and Center Bank, integration risks associated with the First Intercontinental Bank acquisitions, satisfaction of various closing conditions and receipt of all regulatory approvals. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)

	9/30/2008	12/31/2007
ASSETS
Cash and due from banks	$41,972	$58,339
Federal funds sold	7,760	7,125
Money market funds and interest-bearing deposits in other banks	3,152	2,825

Cash and cash equivalents	52,884	68,289

Securities available for sale, at fair value	154,661	128,778
Securities held to maturity, at amortized cost (fair value of $9,285 as of September 30, 2008 and $10,961 as of December 31, 2007)	9,265	10,932
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	14,360	15,219
Loans, net of allowance for loan losses of $21,485 as of September 30, 2008 and $20,477 as of December 31, 2007	1,724,390	1,748,143
Loans held for sale, at the lower of cost or fair value	9,381	41,492
Premises and equipment, net	14,683	13,585
Customers’ liability on acceptances	3,972	3,292
Other real estate owned, net	–	380
Accrued interest receivable	7,661	8,886
Deferred income taxes, net	13,427	13,142
Investments in affordable housing partnerships	11,603	11,911
Cash surrender value of life insurance	11,893	11,583
Goodwill	1,253	1,253
Intangible assets, net	227	267
Other assets	5,507	3,511

Total Assets	$2,035,167	$2,080,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Noninterest-bearing	$367,171	$363,465
Interest-bearing	1,252,105	1,214,209

Total deposits	1,619,276	1,577,674

Acceptances outstanding	3,972	3,292
Accrued interest payable	7,955	13,213
Other borrowed funds	207,153	299,606
Long-term subordinated debentures	18,557	18,557
Accrued expenses and other liabilities	13,323	10,868

Total liabilities	1,870,236	1,923,210

Commitments and contingencies	—	—
Shareholders’ equity
Serial preferred stock, no par value; authorized 10,000,000 shares; issued and outstanding, none	—	—
Common stock, no par value; authorized 40,000,000 shares; issued and outstanding, 16,787,530 shares as of September 30, 2008 and 16,366,791 shares as of December 31, 2007 (including 9,900 and 8,850 shares of unvested restricted stock)	71,926	67,006
Retained earnings	92,961	90,541
Accumulated other comprehensive income (loss), net of tax	44	(94)

Total shareholders’ equity	164,931	157,453

Total Liabilities and Shareholders’ Equity	$2,035,167	$2,080,663

Tangible book value per share	$9.74	$9.53

CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/08	6/30/08	9/30/07	9/30/08	9/30/07
Interest and Dividend Income:
Interest and fees on loans	$30,574	$31,369	$34,781	$95,553	$100,252
Interest on federal funds sold	24	25	67	90	180
Interest on taxable investment securities	2,004	1,868	1,595	5,613	4,771
Interest on tax-advantaged investment securities	51	48	125	151	387
Dividends on equity stock	228	220	151	653	506
Money market funds and interest-earning deposits	31	32	16	92	48

Total interest and dividend income	32,912	33,562	36,735	102,152	106,144

Interest Expense:
Interest on deposits	10,666	12,157	14,767	36,860	39,775
Interest on borrowed funds	2,225	2,188	2,258	7,130	8,120
Interest expense on trust preferred securities	259	258	378	843	1,120

Total interest expense	13,150	14,603	17,403	44,833	49,015

Net interest income before provision for loan losses	19,762	18,959	19,332	57,319	57,129
Provision for loan losses	2,121	2,047	2,000	6,330	4,370

Net interest income after provision for loan losses	17,641	16,912	17,332	50,989	52,759
Noninterest Income:
Customer service fees	1,918	1,913	1,676	5,644	5,215
Fee income from trade finance transactions	675	672	615	1,948	2,046
Wire transfer fees	269	293	206	822	643
Gain on sale of loans	59	630	–	1,019	618
Loan service fees	144	48	409	445	1,398
Other income	321	387	477	1,091	1,608

Total noninterest income	3,386	3,943	3,383	10,969	11,528

Noninterest Expense:
Salaries and employee benefits	6,137	5,924	6,342	19,182	19,220
Occupancy	1,115	1,119	1,079	3,275	3,022
Furniture, fixtures, and equipment	546	500	575	1,538	1,539
Data processing	527	577	530	1,626	1,567
Legal fees	529	971	173	2,130	1,020
Accounting and other professional service fees	323	381	186	1,041	1,429
Business promotion and advertising	469	494	480	1,424	1,549
Stationery and supplies	140	157	137	429	408
Telecommunications	188	179	160	537	442
Postage and courier service	192	191	185	584	565
Security service	283	294	268	851	779
Loss on available-for-sale securities	7,279	–	–	7,279	–
Regulatory assessment	312	352	337	953	477
KEIC litigation settlement	7,700		—	7,700	–
Other operating expenses	1,229	1,112	995	3,909	3,097

Total noninterest expense	26,969	12,251	11,447	52,458	35,114

(Loss) income before income tax (benefit) provision	(5,942)	8,604	9,268	9,500	29,173

Income tax (benefit) provision	(2,783)	3,325	3,570	3,161	11,136

Net (loss) income	(3,159)	5,279	5,698	6,339	18,037
Other comprehensive income (loss) - unrealized gain (loss) on available-for-sale securities, net of income tax expense (benefit) of $1,075, $(1,410) $345, $100 and $365	1,484	(2,115)	476	138	503

Comprehensive (loss) income	$(1,675)	$3,164	$6,174	$6,477	$18,540
(Loss) earnings per share:
Basic	$(0.19)	$0.32	$0.34	$0.38	$1.08

Diluted	$(0.19)	$0.32	$0.34	$0.38	$1.07

Weighted average shares outstanding - basic	16,577,318	16,367,475	16,720,539	16,437,778	16,689,622

Weighted average shares outstanding - diluted	16,577,318	16,399,197	16,785,290	16,474,486	16,785,126

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(Dollars in thousands)

	Three Months Ended
	9/30/08		6/30/08		9/30/07
	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield
Assets:
Interest-earning assets:
Loans	$1,766,415	6.89%	$1,816,960	6.94%	$1,662,816	8.30%
Federal funds sold	4,387	2.18	4,745	2.12	4,582	5.80
Investments	185,109	4.97	179,755	4.85	152,387	4.91

Total interest-earning assets	1,955,911	6.69	2,001,460	6.74	1,819,785	8.01

Noninterest - earning assets:
Cash and due from banks	49,557		56,875		63,727
Bank premises and equipment, net	14,703		14,526		13,564
Customers’ acceptances outstanding	3,750		5,411		3,241
Accrued interest receivables	7,547		7,499		8,286
Other assets	42,872		37,762		32,399

Total noninterest-earning assets	118,429		122,073		121,217

Total assets	$2,074,340		$2,123,533		$1,941,002

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$393,830	2.88%	$358,778	2.89%	$263,320	4.30%
Savings	54,424	3.52	54,429	3.35	60,946	3.17
Time certificates of deposit over $100,000	688,610	3.63	785,529	4.07	763,632	5.27
Other time certificates of deposit	128,155	3.26	116,365	4.06	104,879	4.83

	1,265,019	3.35	1,315,101	3.72	1,192,777	4.91
Other borrowed funds	244,059	3.63	244,631	3.60	180,667	4.96
Long-term subordinated debentures	18,557	5.55	18,557	5.59	18,557	8.08

Total interest-bearing liabilities	1,527,635	3.42	1,578,289	3.72	1,392,001	4.96

Noninterest-bearing liabilities:
Demand deposits	357,145		356,309		370,254

Total funding liabilities	1,884,780	2.78%	1,934,598	3.04%	1,762,255	3.92%

Other liabilities	23,973		25,262		22,572

Total noninterest-bearing liabilities	381,118		381,571		392,826
Shareholders’ equity	165,587		163,673		156,175

Total liabilities and shareholders’ equity	$2,074,340		$2,123,533		$1,941,002

Cost of deposits		2.62%		2.93%		3.75%

Net interest spread		3.27%		3.02%		3.05%

Net interest margin		4.02%		3.81%		4.22%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(Dollars in thousands)

	Nine Months Ended
	9/30/08		9/30/07
	Average Balance	Rate/ Yield	Average Balance	Rate/ Yield
Assets:
Interest-earning assets:
Loans	$1,799,893	7.09%	$1,601,321	8.37%
Federal funds sold	4,627	2.60	4,214	5.71
Investments	175,976	4.94	158,883	4.81

Total interest-earning assets	1,980,496	6.89	1,764,418	8.04

Noninterest - earning assets:
Cash and due from banks	58,487		68,010
Bank premises and equipment, net	14,407		13,512
Customers’ acceptances outstanding	4,182		3,774
Accrued interest receivables	7,747		7,939
Other assets	39,775		32,625

Total noninterest-earning assets	124,598		125,860

Total assets	$2,105,094		$1,890,278

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$350,219	3.10%	$224,431	3.91%
Savings	54,228	3.40	67,653	3.41
Time certificates of deposit over $100,000	760,854	4.18	717,074	5.23
Other time certificates of deposit	120,361	3.97	97,635	4.68

	1,285,662	3.83	1,106,793	4.80
Other borrowed funds	255,235	3.73	208,329	5.21
Long-term subordinated debentures	18,557	6.07	18,557	8.07

Total interest-bearing liabilities	1,559,454	3.84	1,333,679	4.91

Noninterest-bearing liabilities:
Demand deposits	357,913		384,593

Total funding liabilities	1,917,367	3.12%	1,718,272	3.81%

Other liabilities	24,091		21,461

Total noninterest-bearing liabilities	382,004		406,054
Shareholders’ equity	163,636		150,545

Total liabilities and shareholders’ equity	$2,105,094		$1,890,278

Cost of deposits		3.00%		3.57%

Net interest spread		3.05%		3.13%

Net interest margin		3.87%		4.33%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(Dollars in thousands)

	As of the Dates Indicated
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Real Estate:
Construction	$62,296	$62,072	$76,243	$68,143	$59,821
Commercial	1,157,286	1,191,097	1,222,385	1,197,104	1,142,899
Commercial	336,929	352,220	332,950	310,962	306,037
Trade Finance	70,395	81,399	83,418	66,964	75,526
SBA	38,069	39,310	61,583	70,517	65,561
Consumer and other	93,053	92,157	96,717	98,969	90,675

Total Gross Loans	1,758,028	1,818,255	1,873,296	1,812,659	1,740,519
Less:
Allowance for Loan Losses	21,485	21,499	21,685	20,477	19,619
Deferred Loan Fees	1,488	1,688	1,561	1,847	1,833
Discount on SBA Loans Retained	1,284	1,296	880	700	796

Total Net Loans and Loans Held for Sale	$1,733,771	$1,793,772	$1,849,170	$1,789,635	$1,718,271

As a percentage of total gross loans:
Real estate:
Construction	3.5%	3.4%	4.1%	3.8%	3.4%
Commercial	65.8	65.5	65.3	66.0	65.7
Commercial	19.2	19.4	17.8	17.2	17.6
Trade finance	4.0	4.5	4.5	3.7	4.3
SBA	2.2	2.1	3.3	3.9	3.8
Consumer and other	5.3	5.1	5.0	5.4	5.2

Total gross loans	100.0%	100.0%	100.0%	100.0%	100.0%

	As of the Dates Indicated
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Demand deposits (noninterest-bearing)	$367,171	$378,835	$357,422	$363,465	$361,137
Money market accounts and NOW	425,156	375,606	337,678	244,233	237,457
Savings	54,520	55,281	55,265	54,838	58,764

	846,847	809,722	750,365	662,536	657,358
Time deposits
Less than $100,000	132,074	117,068	117,550	112,614	105,038
$100,000 or more	640,355	731,900	810,026	802,524	757,873

Total	$1,619,276	$1,658,690	$1,677,941	$1,577,674	$1,520,269

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	22.7%	22.9%	21.3%	23.0%	23.8%
Money market accounts and NOW	26.3	22.6	20.1	15.5	15.6
Savings	3.4	3.3	3.3	3.5	3.9

	52.4	48.8	44.7	42.0	43.3
Time deposits
Less than $100,000	8.2	7.1	7.0	7.1	6.9
$100,000 or more	39.4	44.1	48.3	50.9	49.9

Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(Dollars in thousands)

	September 30, 2008	December 31, 2007	September 30, 2007
Nonperforming loans:
Construction Real Estate	$2,152	$—	$—
Commercial	1,557	1,775	1,428
Consumer	307	457	445
Trade Finance	2,301	—	199
SBA	2,061	4,033	4,535

Total nonperforming loans	8,378	6,265	6,607
Other real estate owned	—	380	—

Total nonperforming assets	8,378	6,645	6,607

Guaranteed portion of nonperforming loans with SBA guarantee	2,485	2,740	2,418

Total nonperforming assets, net of SBA guarantee	$5,893	$3,905	$4,189

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007	Nine Months Ended September 30, 2007
Balances
Average total loans outstanding during the period	$1,759,602	$1,656,842	$1,619,267

Total loans outstanding at end of period (1)	$1,755,137	$1,810,112	$1,737,890

Allowance for Loan Losses:
Balance at beginning of period	$20,477	$17,412	$17,412

Charge-offs:
Construction Real Estate	201	—	—
Commercial Real Estate	319	—	—
Commercial	3,347	2,725	2,032
Consumer	617	218	127
Trade Finance	725	—	—
SBA	424	609	84

Total charge-offs	5,633	3,552	2,243

Recoveries
Real estate	—	—	—
Commercial	109	34	19
Consumer	78	72	54
Trade finance	10	—	—
SBA	114	17	7

Total recoveries	311	123	80

Net loan charge-offs	5,322	3,429	2,163
Provision for loan losses	6,330	6,494	4,370

Balance at end of period	$21,485	$20,477	$19,619

Ratios:
Nonperforming loans as a percent of total gross loans	0.48%	0.35%	0.38%
Nonperforming assets as a percent of total loans and other real estate owned	0.48	0.37	0.38
Net loan charge-offs to average loans	0.30	0.21	0.13
Provision for loan losses to average total loans	0.36	0.39	0.27
Allowance for loan losses to gross loans at end of period	1.22	1.13	1.13
Allowance for loan losses to total nonperforming loans	256	327	297
Net loan charge-offs to allowance for loan losses at end of period	24.77	16.75	11.03
Net loan charge-offs to provision for loan losses	84.08	52.80	49.50

(1)	Net of deferred loan fees and discount on SBA loans sold

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

	Three Months Ended					Nine Months Ended
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	9/30/08	9/30/07
Performance ratios:
Return on average assets	(0.61)%	1.00%	0.79%	0.81%	1.16%	0.40%	1.28%
Return on average equity	(7.59)	12.97	10.47	10.03	14.47	5.17	16.02
Efficiency ratio	116.51	53.49	59.52	61.80	50.39	76.82	51.14

Net loans to total deposits at period end	107.07	108.10	110.2	113.44	113.02	107.07	113.02
Net loans to total assets at period end	85.19	84.37	85.81	85.99	85.60	85.19	85.60

	As of the Dates Indicated
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07
Capital ratios:
Leverage capital ratio
Consolidated Company	8.71%	8.51%	8.35%	8.49%	9.01%
Center Bank	8.73	8.46	8.23	8.28	8.80
Tier 1 risk-based capital ratio
Consolidated Company	9.84	9.49	9.11	9.31	9.93
Center Bank	9.86	9.43	8.98	9.08	9.70
Total risk-based capital ratio
Consolidated Company	11.03	10.63	10.25	10.42	11.08
Center Bank	11.04	10.57	10.11	10.19	10.85

CENTER FINANCIAL CORPORATION

RECONCILIATION OF NON-U.S. GAAP MEASURES TO U.S. GAAP

(Unaudited, in thousands)

The following table sets forth the reconciliation of non-U.S. GAAP financial information included in the company’s 2008 third quarter financial results news release, adjusted for the effects of the KEIC settlement expense and OTTI impairment expense:

	For the Three Months Ended September 30, 2008
	GAAP As Reported	Less KEIC Effect	Less OTTI Effect	Non-GAAP As Adjusted
Noninterest expense	$26,969	$(7,700)	$(7,279)	$11,990
Net (loss) income	$(3,159)	$4,466	$4,222	$5,529
(Loss) earnings per share
Basic	$(0.19)	$0.27	$0.26	$0.34
Diluted	$(0.19)	$0.27	$0.26	$0.34
Weighted average shares outstanding – basic and diluted	16,577,318	207,685	—	16,369,633
Efficiency ratio	116.51%	(33.26)%	(31.45)%	51.80%
Return on average assets	(0.61)%	0.86%	0.81%	1.06%
Return on average equity	(7.59)%	10.73%	10.14%	13.28%